UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2020

KILROY REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-12675	95-4598246
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)

(310) 481-8400

(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements with Certain Officers.

Kilroy Realty Corporation (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”) on May 19, 2020. At the Annual Meeting, the stockholders of the Company approved an amended and restated Kilroy Realty 2006 Incentive Award Plan (the “Plan”). The amended and restated Plan reflects an increase in the limit on the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the Plan by an additional 1,500,000 shares so that the new aggregate share limit under the Plan is 10,720,000 shares.

The preceding summary of the Plan amendment is qualified in its entirety by reference to the full text of the amended and restated Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the Company’s stockholders approved a proposal to amend and restate the Company’s charter to increase the number of authorized shares of common stock the Company has the authority to issue from 150,000,000 to 280,000,000 (the “Authorized Common Stock Increase”). The availability of additional authorized but unissued shares of common stock pursuant to the Authorized Common Stock Increase enhances the Company’s flexibility in planning for future business needs.  In addition to the Authorized Common Stock Increase, the amendment and restatement of the Company’s charter (the “Charter Amendment”) included certain other conforming changes and minor updates that did not require approval of the Company’s stockholders.

The Company’s Articles of Amendment and Restatement were filed with the Department of Assessments and Taxation of the State of Maryland on May 20, 2020.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Articles of Amendment and Restatement, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting.

Proposal 1:    Election of directors, each to serve until the Company’s 2021 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
John Kilroy	86,492,425	7,337,142	5,605,296	963,495
Edward Brennan, PhD	86,517,872	12,879,699	37,292	963,495
Jolie Hunt	93,610,439	5,789,518	34,906	963,495
Scott Ingraham	96,762,173	2,635,366	37,324	963,495
Gary Stevenson	93,600,126	5,797,413	37,324	963,495
Peter Stoneberg	91,472,827	7,924,713	37,323	963,495

Proposal 2:    Approval, on an advisory basis, of the compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Votes
48,900,171	50,487,226	47,466	963,495

Proposal 3:    Approval of the Amended and Restated 2006 Incentive Award Plan.

For	Against	Abstain	Broker Non-Votes
91,474,393	7,912,542	47,928	963,495

Proposal 4:    Approval of an amendment and restatement of the Company’s Charter to increase the number of shares of common stock that the Company is authorized to issue from 150,000,000 to 280,000,000.

For	Against	Abstain	Broker Non-Votes
97,367,460	3,014,137	16,761	0

Proposal 5:    Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2020.

For	Against	Abstain	Broker Non-Votes
98,293,641	2,072,086	32,631	N/A

Item 9.01    Financial Statements And Exhibits

(d) Exhibits.

3.1*	Articles of Amendment and Restatement of Kilroy Realty Corporation
10.1†*	Kilroy Realty 2006 Incentive Award Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
_______________

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: May 21, 2020

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller